                              ARTICLES OF INCORPORATION

                                          OF

                               E.B.I. ACQUISITION, INC.

    I, Gregory J. Englund, the undersigned person of the age of eighteen years or more, acting as incorporator under the laws of the State of Oregon, adopt the following Articles of Incorporation.

                                      ARTICLE I.

                                         NAME

    The name of the Corporation is E.B.I. Acquisition, Inc.

                                     ARTICLE II.

                                    CAPITALIZATION

    The Corporation is authorized to issue 2,000,000 shares of common stock. Each shareholder of common stock shall have one vote for each share held of record on all matters submitted for shareholder approval.

                                     ARTICLE III.

                             REGISTERED OFFICE AND AGENT

    The initial registered office of the Corporation in the State of Oregon is Suite 1507 Standard Plaza, 1100 S. W. Sixth Avenue, Portland, Oregon 97204, and the initial registered agent for the Corporation is Gregory J. Englund.

                                     ARTICLE IV.

                                       NOTICES

    The address where the Corporation Division may mail notices is:

                   ATTENTION:  Gregory J. Englund
                   Suite 1507 Standard Plaza
                   1100 S. W. Sixth Avenue
                   Portland, Oregon  97204

                                      ARTICLE V.

                                     INCORPORATOR

    The name and address of the incorporator is:

                   Gregory J. Englund
                   Suite 1507 Standard Plaza
                   1100 S. W. Sixth Avenue
                   Portland, Oregon  97204

                                     ARTICLE VI.

                                      CONTRACTS

    No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and any Director individually, or any firm of which any Director may be a member, may be a party to, or may pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                     ARTICLE VII.

                            CHANGE IN NUMBER OF DIRECTORS

    The number of Directors may at any time be increased or decreased by the Directors at any annual or special meeting. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors.



PAGE 2 - ARTICLES OF INCORPORATION

                                    ARTICLE VIII.

                             RESERVES AND WORKING CAPITAL

    The Board of Directors shall have power to determine the amount to be set aside from the earnings of the Corporation as working capital before paying any dividends or distributing any profits. The Board shall have absolute discretion to determine amounts to be set aside from the profits of the Corporation. Such amounts may be used as additional working capital, as a fund for the payment and retirement of the indebtedness of the Corporation, whether funded or otherwise, or as a surplus fund for such beneficial corporate purposes as the Board may determine.

                                     ARTICLE IX.

                                QUORUM OF SHAREHOLDERS

    A quorum at a meeting of shareholders is constituted by the representation in person or by proxy of a majority of the shares entitled to vote. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly held meeting at which a quorum is present may continue to do business until adjournment in spite of the withdrawal of enough shareholders to leave less than a quorum.

                                      ARTICLE X.

                             ISSUANCE OF SHARES IN SERIES

    The shares of any preferred or special class may be divided into and issued in series. If not otherwise determined by these Articles, the Board of Directors shall have authority to divide any or all classes into series, and fix and determine the preferences, limitations and relative rights of the shares of any series so established.



PAGE 3 - ARTICLES OF INCORPORATION

                                     ARTICLE XI.

                                 DIRECTORS' LIABILITY

    No Director shall be personally liable to the Corporation or its stockholders for monetary damages as a Director provided that this Article shall not limit the liability of a Director for:

         1.   Any breach of the Director's duty of loyalty to the Corporation;

         2. Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

         3.   Any unlawful distribution of corporate assets; or

         4. Any transaction from which the Director derives an improper personal benefit.

    Dated this 4th day of April, 1996.

                              /s/ Gregory J. Englund
                             -------------------------------------------------
                             Gregory J. Englund, Incorporator

Person to contact about this filing:

Gregory J. Englund
Suite 1507 Standard Plaza
1100 S. W. Sixth Avenue
Portland, Oregon  97204
(503) 226-0500



PAGE 4 - ARTICLES OF INCORPORATION

REGISTRY NUMBER:
509939-80

                                ARTICLES OF AMENDMENT
                                  (BY SHAREHOLDERS)
                                          OF
                               E.B.I. ACQUISITION, INC.

1.  Name of the Corporation prior to amendment:

              E.B.I. Acquisition, Inc.
    ----------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary).

                                      ARTICLE I.

    The name of the Corporation is E. COM International, Inc.

                                     ARTICLE II.

    The Corporation is authorized to issue 20,000,000 shares of common stock. Each shareholder of common stock shall have one vote for each share held of record on all matters submitted for shareholder approval.

    The amendment was adopted on January 10, 1997. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action was required to adopt the amendment. The shareholder vote was as follows:

                    NUMBER OF       NUMBER OF                              NUMBER OF
CLASS OR SERIES      SHARES       VOTES ENTITLED      NUMBER OF VOTES     VOTES CAST
  OF SHARES        OUTSTANDING      TO BE CAST            CAST FOR          AGAINST
---------------    -----------    --------------      ---------------     ----------
Common             1,918,361        1,918,361            1,369,649           -0-


5.  Other provisions, if applicable (Attach additional sheets, if necessary).

Execution:/s/  William F. Stephens   William F. Stephens   President
          ---------------------------------------------------------------------
              Signature             Printed Name           Title

Person to contact about this filing:   Gregory J. Englund  (503) 226-0500
                                       ----------------------------------------
                                       Name                Phone Number

Submit the original and a true copy to the Corporation division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

Registry Number:
509939-80
                                ARTICLES OF AMENDMENT
                                  (BY SHAREHOLDERS)
                                          OF
                              E.COM INTERNATIONAL, INC.


1.   Name of the Corporation prior to amendment:

              E.Com International, Inc.

2. State the article number(s) and set forth the article(s) as it is amended to read:

                                     ARTICLE II.

    The Corporation has effectuated a one-for-two reverse stock split. As a result of the reverse stock split, (i) the Corporation is authorized to issue 10,000,000 shares of common stock, and (ii) the Corporation has 1,065,184 shares of common stock presently issued and outstanding. Each shareholder of common stock shall have one vote for each share held of record on all matters submitted for shareholder approval.

3.   The amendment was adopted on August 15, 1997.

4. Shareholder action was required to adopt the amendment. The shareholder vote was as follows:

                                  Number of
                                    Votes                       Number of
    Class or        Number of      Entitled      Number of        Votes
    Series of        Shares         To be          Votes          Cast
     Shares        Outstanding      Cast          Cast for       Against
    ---------      -----------    ---------      ---------      ---------

    Common         2,534,361      2,534,361      1,303,214          0

5.  Other provisions, if applicable  (attach additional sheets, if necessary).

Execution:/s/ William F. Stephens,   William F. Stephens Jr.    President
         ----------------------------------------------------------------------
         Signature                   Printed Name               Title

Person to contact about this filing:   Sophie Hager Hume         (206) 467-7609
                                       ----------------------------------------
                                       Name                      Phone Number

Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.